Exhibit 99.1

Femasys Inc. Announces Financial Results for the Third Quarter Ended
September 30, 2023 and Provides Corporate Update

- 510(k) product clearance gained for lead product, FemaSeed potentially allowing sooner-than-expected product commercialization -

- Patient enrollment has commenced in landmark, pivotal FINALE trial for lead product candidate, FemBloc®, with academic sites enrolling trial participants -

- Raised $11.3 million extending cash runway due to the exercise of warrants and sale of shares under its at-the-market facility -

ATLANTA, November 14, 2023 -- Femasys Inc. (Nasdaq: FEMY), a biomedical company focused on meeting significant unmet needs for women worldwide with a broad portfolio of in-office, accessible solutions, including a leading late-clinical stage product candidate and innovative therapeutic and diagnostic products, today announced financial results for the third quarter ended September 30, 2023 and provided a corporate update.

“The past quarter was a watershed period for Femasys, gaining FDA clearance to market one of our two lead programs, FemaSeed, via a 510(k) pre-market submission allowing for the accelerated commercialization of this important and innovative infertility treatment,” said Kathy Lee-Sepsick, founder, president and chief executive officer of Femasys. “Also, we have been rapidly initiating academic sites for participation in the landmark, pivotal FINALE trial of our leading, late-clinical stage product candidate, FemBloc, bringing us closer to making this much needed non-surgical permanent birth control alternative available to women.”

Third Quarter 2023 and Recent Corporate Highlights:

•
In October, Femasys announced that it successfully completed the Stage 2 European Union (EU) Medical Device Regulation (MDR 2017/745) onsite audit resulting in zero nonconformances and no findings. This is the final audit phase in the MDR designation process that was conducted by TUV SUD America Inc., a recognized Auditing Organization and Notified Body. Successful completion of both Stage 1 and Stage 2 MDR audits confirms Femasys is compliant in all areas of MDR and may progress to issuance of the MDR certification, allowing for Femasys’ products to secure CE Marking.

•
In October, Femasys announced that it successfully completed the annual Medical Device Single Audit Program (MDSAP) surveillance audit with no nonconformances and no findings. This satisfies the relevant harmonized regulatory requirements for the countries participating in the MDSAP program, and ISO 13485 Quality System Certification for the commercialization of Femasys products in the U.S., Canada and Japan with the ability to register for market authorization in Australia and Brazil.

•
In September, Femasys announced that it has activated enrollment for its landmark, pivotal FemBloc trial at its first academic site located in Brooklyn, New York. The “FINALE” (FemBloc INtratubal Occlusion for TranscervicAL PErmanent Birth Control) trial is being conducted to investigate the safety and efficacy of its investigational permanent birth control candidate, FemBloc®, a first-of-its-kind, non-surgical, non-implant, in-office solution for permanent birth control for women. The FDA-cleared, multi-center pivotal trial is designed to address the high unmet need that exists for women seeking permanent birth control for whom elective surgery remains the only option.

•
In September, Femasys announced it has received 510(k) clearance from the United States Food and Drug Administration (FDA) for FemaSeed®, an innovative infertility treatment designed to deliver sperm directly to where conception occurs in a woman’s fallopian tube. In recent decades, infertility has affected an increasing number of women – estimated at 10 million in the United States according to the Center for Disease Control (CDC). Despite incremental advancements, there have been no recent, meaningful, affordable options. FemaSeed® Intratubal Insemination is a type of artificial insemination that is less invasive than in vitro fertilization (IVF) or intracytoplasmic sperm injection (ICSI), and therefore is expected to reduce the risk of procedural complications.

•
In September, Femasys announced the achievement of First-Patient-In for its landmark, pivotal FINALE clinical trial. The trial continues to enroll patients and additional clinical sites are planned to support its further expansion. FemBloc is intended to be a safer option for women and its cost is estimated to be substantially less than the long-standing surgical alternative by eliminating the need for anesthesia, incisions, and permanent implants.

•
In August, Femasys announced that it has obtained a Medical Device Establishment License (“MDEL”) from Health Canada (License Number 24825). The MDEL license is issued by Health Canada’s Regulatory Operations and Enforcement Branch (ROEB) to companies for the activities of manufacturing, importing and distributing and selling of medical devices for human use in Canada. This license allows Femasys to directly sell its four products, FemaSeed, FemVue®, FemCath® and FemCerv®, in Canada.

•
In August, Femasys announced the initiation of enrollment in the “FINALE” trial, a prospective, multicenter pivotal trial to investigate the safety and efficacy of its investigational permanent birth control candidate, FemBloc.

•
In July, Femasys announced that the United States Patent and Trademark Office (“USPTO”) issued a Notice of Allowance for U.S. Patent Application 16/402,193, further strengthening Femasys’ intellectual property position and coverage for the Company’s therapeutic product candidate, FemBloc permanent birth control. Femasys expects the resulting patent, when issued, will have an anticipated expiration in 2039, at the earliest.

•
In October, Femasys regained compliance with Nasdaq’s minimum bid price requirement, after having received a notice on June 1, 2023 from Nasdaq that they were not in compliance with such requirement. Femasys is now in compliance with all applicable Nasdaq listing standards.

Third Quarter 2023 Financial Results

•
Research & Development expenses increased by $424,670 to $2,072,830 for the three months ended September 30, 2023 compared to $1,648,160 for the same period in 2022. The increase relates primarily to increased material and development costs, compensation, and professional and outside consultant costs, partially offset by reduced clinical-related costs.

•
General and administrative expenses increased by $575,345 to $1,970,408 for the three months ended September 30, 2023 compared to $1,395,063 for the same period in 2022. The increase was largely due to increased compensation and professional costs, partially offset by decreased facility and overhead costs.

•
Sales decreased by $103,095 to $244,361 for the three months ended September 30, 2023 compared to $347,456 for the same period in 2022. The decrease was attributable to reduced international and U.S. sales of $45,281 and $57,814, respectively, for the comparable periods. U.S. units sold decreased by 18.4% for the comparable periods.

•
Sales and marketing expenses decreased by $19,491 to $70,883 for the three months ended September 30, 2023 compared to $90,374 for the same period in 2022. The decrease was largely due to reduced compensation costs for the comparable three-month period.

•
Cost of sales decreased by $45,265 to $86,186 for the three months ended September 30, 2023 compared to $131,451 for the same period in 2022. The decrease was primarily attributed to reduced sales and certain manufacturing efficiencies. Gross margin percentage improved to 64.7% for the three months ended September 30, 2023 as compared to 62.2% for the three months ended September 30, 2022.

•
Net loss was $3,996,905 or $0.26 per basic and diluted share attributable to common stockholders, primarily reflecting the factors noted above, for the three months ended September 30, 2023, compared to $2,982,843, or $0.25 per basic and diluted share attributable to common stockholders, for the same period last year.

•
Cash and cash equivalents were $8,692,435 as of September 30, 2023, and Femasys had an accumulated deficit of $103,971,175. Based on the Company’s current operating plan, and the recent additional $11.3 million in immediate capital from the recent warrant exercises and sale of shares under its at-the-market facility, Femasys’ existing cash and cash equivalents are expected to be sufficient to fund its ongoing operations for at least 12 months.

Year to Date 2023 (Nine-Month) Financial Results

•
Research and development expenses increased by $595,294 to $5,137,441 for the nine months ended September 30, 2023 from $4,542,147 for the same period in 2022. The increase relates primarily to increased material and development costs, compensation, and professional and outside consultant costs, partially offset by reduced clinical-related costs.

•
General and administrative expenses increased by $617,826 to $4,642,182 for the nine months ended September 30, 2023 compared to $4,024,356 for the same period in 2022. The increase was largely due to increased compensation and professional costs, partially offset by decreased facility and other overhead costs.

•
Sales decreased by $113,115 to $858,859 for the nine months ended September 30, 2023 compared to $971,974 for the nine months for the same period in 2022. The decrease was attributable to reduced international and U.S. sales of $57,814 and $55,301, respectively for the comparable periods. U.S. units sold decreased by 8.6% for the comparable periods.

•
Sales and marketing expenses increased by $222,264 to $444,678 for the nine months ended September 30, 2023 compared to $222,414 for the same period in 2022, largely due to increased compensation and related personnel costs and marketing costs to promote the Company’s commercial efforts.

•
Cost of sales decreased by $54,704 to $301,775 for the nine months ended September 30, 2023 compared to $356,479 for the same period in 2022. The decrease was primarily attributed to reduced sales and certain manufacturing efficiencies. Gross margin percentage improved to 64.9% for the nine months ended September 30, 2023 as compared to 63.3% for the nine months ended September 30, 2022.

•
Net loss was $9,836,670, or $0.74 per basic and diluted share attributable to common stockholders, primarily reflecting the factors noted above, for the nine-month-period ended September 30, 2023, compared to $8,499,974, or $0.72 per basic and diluted share attributable to common stockholders, for the same period last year.

FEMASYS INC.
Balance Sheets
(unaudited)

Assets	September 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$8,692,435	12,961,936
Accounts receivable, net	103,556	77,470
Inventory, net	602,668	436,723
Other current assets	826,373	655,362
Total current assets	10,225,032	14,131,491
Property and equipment, at cost:
Leasehold improvements	1,195,637	1,195,637
Office equipment	99,344	99,344
Furniture and fixtures	419,303	419,303
Machinery and equipment	2,645,609	2,572,243
Construction in progress	394,957	413,843
	4,754,850	4,700,370
Less accumulated depreciation	(3,594,300)	(3,217,319)
Net property and equipment	1,160,550	1,483,051
Long-term assets:
Lease right-of-use assets, net	2,530,571	319,557
Intangible assets, net of accumulated amortization	388	3,294
Other long-term assets	936,996	958,177
Total long-term assets	3,467,955	1,281,028
Total assets	$14,853,537	16,895,570
(continued)

FEMASYS INC.
Balance Sheets
(unaudited)

Liabilities and Stockholders’ Equity	September 30, 2023	December 31, 2022
Current liabilities:
Accounts payable	$851,877	510,758
Accrued expenses	569,442	456,714
Note payable	283,334	141,298
Clinical holdback – current portion	72,075	45,206
Lease liabilities – current portion	410,219	373,833
Total current liabilities	2,186,947	1,527,809
Long-term liabilities:
Clinical holdback – long-term portion	54,019	96,658
Lease liabilities – long-term portion	2,168,969	28,584
Total long-term liabilities	2,222,988	125,242
Total liabilities	4,409,935	1,653,051
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par, 200,000,000 authorized, 16,110,092 shares issued and 15,992,869 outstanding as of September 30, 2023; and 11,986,927 shares issued and 11,869,704 outstanding as of December 31, 2022	16,110	11,987
Treasury stock, 117,223 shares	(60,000)	(60,000)
Warrants	1,581,608	567,972
Additional paid-in-capital	112,877,059	108,857,065
Accumulated deficit	(103,971,175)	(94,134,505)
Total stockholders’ equity	10,443,602	15,242,519
Total liabilities and stockholders' equity	$14,853,537	16,895,570

FEMASYS INC.
Statements of Comprehensive Loss
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	$244,361	347,456	858,859	971,974
Sales	86,186	131,451	301,775	356,479
Cost of sales	158,175	216,005	557,084	615,495
Gross margin
Operating expenses:	2,072,830	1,648,160	5,137,441	4,542,147
Research and development	70,883	90,374	444,678	222,414
Sales and marketing	1,970,408	1,395,063	4,642,182	4,024,356
General and administrative	125,318	139,597	391,683	426,480
Depreciation and amortization	4,239,439	3,273,194	10,615,984	9,215,397
Total operating expenses	(4,081,264)	(3,057,189)	(10,058,900)	(8,599,902)
Loss from operations
Other income (expense):
Interest income	92,392	80,373	232,133	109,572
Interest expense	(8,033)	(6,005)	(9,903)	(9,622)
Other expense	—	(22)	—	(22)
Other income (expense), net	84,359	74,346	222,230	99,928
Net loss	$(3,996,905)	(2,982,843)	(9,836,670)	(8,499,974)

Net loss attributable to common stockholders, basic and diluted	$(3,996,905)	(2,982,843)	(9,836,670)	(8,499,974)
Net loss per share attributable to common stockholders, basic and diluted	$(0.26)	(0.25)	(0.74)	(0.72)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	15,093,147	11,813,610	13,369,462	11,810,289

About FemaSeed®

FemaSeed is a first-of-its-kind infertility solution in development for directional intrauterine insemination that delivers sperm to the fallopian tube where conception occurs. It is intended to augment natural fertilization and provide a first-line treatment option for infertility. FemaSeed is designed to be less invasive and more affordable than assisted reproduction, such as in vitro fertilization (IVF) or intracytoplasmic sperm injection (ICSI). For more information, visit www.FemaSeed.com.

About FemBloc®

FemBloc® is a first-of-its-kind, non-surgical, non-implant, in-office solution in late-stage clinical development for permanent birth control. It is intended to be a safer option for women and its cost is estimated to be substantially less than the long-standing surgical alternative by eliminating the need for anesthesia, incisions, and permanent implants. FemBloc has the potential to offer a convenient, accessible, and reliable option to women seeking permanent birth control. For over 100 years, there has been stagnant innovation in the area of permanent birth control; this could lead to a $20 billion market expansion opportunity for FemBloc in the U.S. alone. For more information, visit www.FemBloc.com.

About FemVue®

FemVue is the first FDA-cleared product that creates natural saline and air contrast and enables safe, reliable, and real time evaluation of the fallopian tubes with ultrasound. When performed with a uterine cavity assessment, a more comprehensive exam can be achieved from the comfort of the GYN’s office. For more information, visit www.FemVue.com.

About FemCath®

FemCath is the first FDA-cleared product that allows for selective evaluation of the fallopian tubes by using in conjunction with the FemVue device. The ultrasound-based diagnostic test is part of an infertility evaluation, which is essential prior to any infertility treatment, including with our other biomedical solution in development, FemaSeed.

About FemCerv®

FemCerv is the first FDA-cleared product that allows for the capture and protection of a comprehensive 360-degree endocervical tissue sample in a relatively pain-free office visit. FemCerv features an expandable collection chamber that is exposed during sampling and closed during removal for containment of cervical cells and tissue for diagnosis of cervical cancer. For more information, visit www.FemCerv.com.

About Femasys

Femasys Inc. is a biomedical company focused on meeting women’s unmet needs worldwide by developing a broad portfolio of innovative product candidates and products that include minimally invasive, in-office technologies for reproductive health. Its two lead product candidates in late-stage clinical development are FemBloc® permanent birth control and FemaSeed® localized directional insemination for infertility. The Company has developed diagnostic products that complement these two lead product candidates for which it has achieved regulatory approvals to market in the U.S., Canada and other countries outside the U.S and are commercial ready with in-house manufacturing capabilities. The Company’s diagnostic products include FemVue® for fallopian tube assessment by ultrasound, which can be used in conjunction with FemCath®, an intrauterine catheter for selective fallopian tube evaluation, and FemCerv®, an endocervical tissue sampler for cervical cancer diagnosis. FemaSeed, FemCerv, and FemCath have also received product approval in Canada. Learn more at www.femasys.com, or follow us on X, Facebook and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our product candidates; our ability to commercialize our product candidates, or the effect of delays in commercializing; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022 and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors
Chuck Padala
LifeSci Advisors, LLC
917-741-7792
chuck@lifesciadvisors.com

Femasys Inc.
Investor Contact:
IR@femasys.com

Media Contact:
Media@femasys.com